EXHIBIT 5.1

Perkins Coie LLP

1620 26th STREET

SIXTH FLOOR, SOUTH TOWER

SANTA MONICA, CA 90404-4013

PHONE: 310 788-9900

FAX: 310 788-3399

www.perkinscoie.com

April 5, 2007

The Gymboree Corporation

500 Howard Street

San Francisco, California 94105

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
par value $0.001 per share, of The Gymboree Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to 796,497 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), up to 616,497 of which may be issued pursuant to The Gymboree Corporation 2004 Equity Stock Incentive Plan (the “2004 Plan”), up to 150,000 of which may be issued pursuant to the 1993 Employee Stock Purchase Plan (the “ESPP”), and up to 30,000 of which may be issued under The Gymboree Corporation 401(k) Plan (the “401(k) Plan” and together with the 2004 Plan and the ESPP, the “Plans”).

We have examined the Registration Statement and such documents and records of The Gymboree Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the 2004 Plan or the ESPP, or issued and sold to the 401(k) Plan, by The Gymboree Corporation as original issuance shares have been duly authorized and that, upon the due execution by The Gymboree Corporation of any certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by The Gymboree Corporation in accordance with the terms of the Plans, such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP